POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Alternative Solutions Trust (the “Trust”), hereby constitute and appoint George R. Aylward, Julia Short and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of AlphaSimplex Global Alternatives Fund and AlphaSimplex Managed Futures Strategy Fund, series of Natixis Funds Trust II, into Virtus AlphaSimplex Global Alternatives Fund and Virtus AlphaSimplex Managed Futures Strategy Fund, each a series of the Trust, respectively, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 12th day of December, 2022.

/s/ Donald C. Burke	/s/ Sarah E. Cogan
Donald C. Burke, Trustee	Sarah E. Cogan, Trustee
/s/ Ford F. Drummond
Deborah A. DeCotis, Trustee	Ford F. Drummond, Trustee
/s/ Sidney E. Harris	/s/ John R. Mallin
Sidney E. Harris, Trustee	John R. Mallin, Trustee
/s/ Connie D. McDaniel	/s/ Philip R. McLoughlin
Connie D. McDaniel, Trustee	Philip R. McLoughlin, Trustee

/s/ Geraldine M. McNamara
Geraldine M. McNamara, Trustee	R. Keith Walton, Trustee

Brian T. Zino, Trustee

All signatures need not appear on the same copy of this Power of Attorney.